Exhibit 99.1

Sirona Reports Fiscal 2009 Fourth Quarter and Full Year 2009 Results

•

Fourth quarter 2009 revenues increased to $188.2 million, up 4.2% year-over-year and up 8.4% on a constant currency basis. Fiscal Year 2009 revenues increased 1.3% constant currency, exceeding guidance.

•	Fiscal Year 2009 operating income excluding amortization expense totaled $156.6 million, exceeding guidance.

•	Cash flow from Operations was $119.9 million in Fiscal Year 2009, up 26.6% compared to Fiscal Year 2008.

•	Sirona announces Fiscal Year 2010 guidance.

Long Island City, New York, December 4, 2009 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter and fiscal year ended September 30, 2009.

Chairman, President & CEO, Jost Fischer commented; “We are pleased to report another year of solid performance for Sirona and note that we finished with robust fourth quarter constant currency revenue growth of 8.4%. Despite the weak global economy, Sirona was able to grow constant currency revenues in fiscal 2009, driven by our innovative high-tech product line. During the year, the Company introduced breakthrough advancements in dental care, led by the CEREC AC. Our operating cash flow increased 26.6% to $119.9 million, and we reduced our net debt by $110.0 million. These results demonstrate the strength and resilience of our diversified business model. We are well positioned to compete successfully in fiscal 2010, backed by an innovative product offering, and a strong global sales and service infrastructure.”

Fourth Quarter Fiscal 2009 vs. Fourth Quarter Fiscal 2008 Financial Results

Revenue was $188.2 million, an increase of $7.6 million or 4.2% (up 8.4% on a constant currency basis), with growth rates for the Company’s business segments as follows: CAD/CAM increased 35.3% (up 40.1% constant currency); Instruments increased 2.3% (up 7.7% constant currency); Imaging Systems declined 5.5% (down 2.7% constant currency); and Treatment Centers declined 15.0% (down 10.4% constant currency). Revenue in the United States increased by 32.1%, particularly driven by CAD/CAM sales which benefited from strong interest in the CEREC AC and the AC trade-in program. Outside the United States, revenue declined 5.0% (flat constant currency).

Gross profit was $92.0 million, up $10.6 million compared to prior year. Gross profit margin was 48.9% in the fourth quarter of 2009 compared to 45.1% in the prior year. The gross profit margin expansion was driven by higher CAD/CAM sales, lower levels of amortization expense, and the strengthening of the US dollar relative to the Euro.

Fourth quarter 2009 operating income excluding amortization expense was $43.2 million (operating income of $24.7 million plus amortization expense of $18.6 million), compared to $33.1 million (operating income of $10.1 million plus amortization expense of $22.9 million) in the prior year. Fourth quarter 2009 operating income included restructuring expenses in the amount of $3.7 million.

Net income for the fourth quarter of 2009 was $26.7 million, or $0.476 per diluted share, compared to a loss of $5.2 million, or $0.09 per diluted share, for the fourth quarter of 2008. Fourth quarter 2009 earnings per share included $0.39 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.04 related to the revaluation of the Patterson exclusivity fee, a gain of $0.03 resulting from the revaluation of short-term intra-group loans, a $0.065 restructuring charge and a $0.03 one-time, non-cash gain.

For the fourth quarter of 2008, earnings per share included $0.38 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.11 related to the revaluation of the Patterson exclusivity fee and an $0.08 loss resulting from the revaluation of short-term intra-group loans.

The effective tax rate for fiscal 2009 was 14.7%.

At September 30, 2009, the Company had cash and cash equivalents of $181.1 million and total debt of $474.9 million, resulting in net debt of $293.8 million. This compares to net debt of $403.8 million at September 30, 2008. The decrease in net debt was driven by strong cash flow from operations, and lower tax and interest payments in the 2009 fiscal year. In May of 2009, the Company paid back the first scheduled debt repayment of $79 million, six months ahead of schedule.

Fiscal 2009 vs. Fiscal 2008 Financial Results

Revenue was $713.3 million, a decrease of $43.8 million, or 5.8% (up 1.3% constant currency) with growth rates for the Company’s business segments as follows: CAD/CAM increased 3.4% (up 9.3% constant currency); Instruments declined 9.1% (up 0.5% constant currency); Treatment Centers declined 9.7% (flat constant currency); and Imaging Systems declined 10.7% (down 5.4% constant currency). Revenue in the United States was flat compared to prior year. Outside the United States, revenue declined 8.2% (up 1.8% constant currency) benefiting from growth in Germany and with mixed performance across the various countries.

Gross profit increased by $0.5 million to $346.1 million, up 0.2%. Gross profit margin of 48.5% was up 290 basis points compared to the prior year, mainly driven by lower levels of deal related amortization, a favorable product mix shift, and the strengthening of the US dollar relative to the Euro.

2009 operating income excluding amortization expense was $156.6 million (operating income of $85.1 million plus amortization expense of $71.5 million). This compares to 2008 operating income excluding amortization expense of $155.4 million (operating income of $63.8 million plus amortization expense of $91.6 million). Operating income in fiscal 2009 included restructuring expenses in the amount of $8.2 million.

Fiscal 2010 Guidance

The Company expects constant currency revenue growth of 4% to 6% in fiscal 2010. Operating income excluding amortization expense is expected to be in the range of $166 to $176 million.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on December 4, 2009. The teleconference can be accessed by calling +1 800 901 5213 (domestic) or +1 617 786 2962 (international) using passcode # 64147637. The webcast will be available via the Internet at www.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through December 11, 2009 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 84708440. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

	Quarter ended September 30, 2009	Quarter ended September 30, 2008	Year ended September 30, 2009	Year ended September 30, 2008
	$’000 (except per share amounts)
Revenue	$188,171	$180,606	$713,294	$757,111
Cost of sales	96,143	99,203	367,152	411,489

Gross profit	92,028	81,403	346,142	345,622

Selling, general and administrative expense	58,444	62,055	225,351	242,293
Research and development	9,633	11,240	40,631	48,744
Provision for doubtful accounts and notes receivable	(104)	469	763	824
Net other operating (income) and restructuring costs	(617)	(2,500)	(5,689)	(10,000)

Operating income	24,672	10,139	85,086	63,761
(Gain) / loss on foreign currency transactions, net	(6,806)	6,297	(1,248)	(8,935)
(Gain) / loss on derivative instruments	(1,437)	7,596	151	6,660
Interest expense, net	5,509	6,749	22,497	26,795
Other expense	405	—	405	305

Income before taxes and minority interest	27,001	(10,503)	63,281	38,936
Income tax provision/(benefit)	252	(5,495)	9,297	9,337
Minority interest	16	177	629	160

Net income / (loss)	$26,733	$(5,185)	$53,355	$29,439

Income per share
- Basic	$0.49	$(0.09)	$0.97	$0.54
- Diluted	$0.48	$(0.09)	$0.96	$0.53
Weighted average shares - basic	54,931,032	54,829,393	54,879,417	54,797,493
Weighted average shares - diluted	56,104,887	55,299,802	55,397,614	55,287,095

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2009	September 30, 2008
	$’000 (except for share amounts)
ASSETS
Current assets
Cash and cash equivalents	$181,098	$149,663
Restricted cash	902	934
Accounts receivable, net of allowance for doubtful accounts of $2,088 and $1,741, respectively	98,277	80,319
Inventories, net	74,525	77,733
Deferred tax assets	16,483	12,199
Prepaid expenses and other current assets	20,239	21,407
Income tax receivable	3,956	12,505

Total current assets	395,480	354,760

Property, plant and equipment, net of accumulated depreciation and amortization of $70,061 and $47,992, respectively	102,775	100,134
Goodwill	696,355	683,075
Investments	1,739	1,584
Intangible assets, net of accumulated amortization of $327,183 and $246,539, respectively	447,946	514,601
Other non-current assets	2,837	3,661
Deferred tax assets	943	1,190

Total assets	$1,648,075	$1,659,005

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$38,463	$39,803
Short-term debt and current portion of long-term debt	4,688	9,093
Income taxes payable	5,191	4,544
Deferred tax liabilities	466	1,650
Accrued liabilities and deferred income	95,602	85,309

Total current liabilities	144,410	140,399

Long-term debt	470,224	544,350
Deferred tax liabilities	159,659	174,420
Other non-current liabilities	8,699	11,489
Pension related provisions	50,328	47,378
Deferred income	70,000	80,000

Total liabilities	903,320	998,036

Minority interest	1,317	626

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized: 54,883,988 and 54,865,995 shares issued and outstanding)	550	549
Additional paid-in capital	637,264	620,732
Treasury Stock (27,723 at cost)	(284)	—
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	91,857	38,502
Accumulated other comprehensive income	63,154	49,663

Total shareholders’ equity	743,438	660,343

Total liabilities, minority interest and shareholders’ equity	$1,648,075	$1,659,005

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended September 30, 2009	Year ended September 30, 2008
	$’000s
Cash flows from operating activities
Net income	$53,355	$29,439
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest	618	138
Depreciation and amortization	90,732	106,042
Loss on disposal of property, plant and equipment	193	57
Loss on derivate instruments	151	6,660
Gain on foreign currency transactions	(1,248)	(8,935)
Deferred income taxes	(21,862)	(23,561)
Amortization of debt issuance cost	1,188	1,270
Compensation expense from stock options	15,726	15,556

Changes in assets and liabilities
Accounts receivable	(18,776)	7,906
Inventories	4,247	(2,091)
Prepaid expenses and other current assets	2,211	(2,216)
Restricted Cash	51	(16)
Other non-current assets	(79)	(361)
Trade accounts payable	(7,896)	(7,290)
Accrued interest on long term debt	(4,441)	(4,314)
Accrued liabilities and deferred Income	(1,701)	(9,567)
Other non-current liabilities	(1,247)	(4,658)
Income taxes receivable	8,192	(8,320)
Income taxes payable	485	(1,054)

Net cash provided by operating activities	119,899	94,685

Cash flows from investing activities
Investment in property, plant and equipment	(20,974)	(36,074)
Proceeds from sale of property, plant and equipment	350	154
Purchase of intangible assets	(168)	(544)
Purchase of long-term investments	(155)	(330)
Sale/(acquisition) of businesses, net of cash sold/acquired	4,985	—

Net cash used in investing activities	(15,962)	(36,794)

Cash flows from financing activities
Repayments of long-term debt	(78,928)	(10,121)
Purchase of treasury stock	(284)	—
Common shares issued on share based compensation plans	531	1,024
Tax effect of common shares exercised under share based comp. plans	263	559

Net cash used in financing activities	(78,418)	(8,538)

Change in cash and cash equivalents	25,519	49,353
Effect of exchange rate change on cash and cash equivalents	5,916	468
Cash and cash equivalents at beginning of period	149,663	99,842

Cash and cash equivalents at end of period	$181,098	$149,663

Other Financial Data (unaudited)

	Quarter ended September 30, 2009	Quarter ended September 30, 2008	Year ended September 30, 2009	Year ended September 30, 2008
			$’000s
Net income	$26,731	(5,186)	$53,355	$29,439
Net interest expense	5,509	6,749	22,497	26,795
Provision/(benefit) for income taxes	252	(5,495)	9,297	9,337
Depreciation	5,535	4,967	20,110	17,744
Amortization	18,581	22,933	71,486	91,649

EBITDA	$56,609	$23,968	$176,745	$174,964

Supplemental Information

	Quarter ended September 30, 2009	Quarter ended September 30, 2008	Year ended September 30, 2009	Year ended September 30, 2008
			$’000s
Share-based compensation	$4,172	$4,090	$15,726	$15,556
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(2,994)	8,797	(1,482)	(1,424)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	(2,210)	5,982	(1,380)	(565)

	$(1,032)	$18,869	$12,864	$13,567

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes share-based compensation expense and revaluation of the carrying value of the dollar-denominated exclusivity payment and on the carrying value of short-term intra-group loans. Sirona’s management believes that these items, which are noncash in nature, should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.42918 and $1.50671 for the three months ended September 30, 2009 and 2008, respectively, and $1.35475 and $1.50393 for the years ended September 30, 2009 and 2008, respectively.